March 12, 2004



        NOTICE TO SECTION 16 INSIDERS FROM FIRSTFED AMERICA BANCORP, INC.

      This notice is to inform you that pursuant to Section 306 of the Sarbanes-Oxley Act of 2002, you will be unable to trade in FIRSTFED AMERICA BANCORP, INC. common stock or derivatives during the blackout period when participants in the First Federal Savings Bank of America Employees' Savings & Profit Sharing Plan (the "401(k) Plan") are suspended from directing or diversifying assets in their accounts under the 401(k) Plan. This trading restriction does not include gifts.

      The blackout period for the 401(k) Plan is expected to begin on April 12, 2004 and is expected to end on May 12, 2004.

      The reason for the 401(k) Plan's blackout is to facilitate the processing of participant election forms in connection with the merger of FIRSTFED AMERCIA BANCORP, INC. with and into Webster Financial Corporation. The 401(k) Plan transactions affected include directing or diversifying investments in individual accounts and obtaining a loan or distribution from the 401(k) Plan.

      If you have any questions concerning this notice, please contact:

                        Mr. Anthony Weatherford
                        Human Resources Department
                        First Federal Savings Bank of America
                        ONE FIRSTFED PARK
                        Swansea, Massachusetts 02777
                        Tel.: (508) 235-1550